SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : December 1, 2011

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
(Address of principal executive offices)

305-328-8662
(Issuer  telephone number)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(A)           On December 1, 2011, we entered into a Fifth Loan Extension Agreement (“Extension”) with UTA Capital and other investors (collectively the “Investors” or “Purchasers” and together with the Company the “Parties”), pursuant to which, among other things, the maturity date of the Notes with principal amount outstanding of $2,552,000 was further extended to July 1, 2012 (the “Extended Maturity Date”).  Under the Extension the Company agreed to make the following principal reduction payments (each, a “Principal Reduction Payment”): (a) on December 30, 2011 a payment of $200,000, (b) on January 31, 2012 a payment of $651,000, (c) on March 1, 2012 a payment of $150,000, (d) on March 15, 2012 a payment of $150,000, (e) on April 1, 2012 a payment of $551,000, (f) on May 15, 2012 a payment of $300,000 and (g) on July 1, 2012 a payment of $550,000. In addition, the Company and the Purchasers agreed that from and after December 1, 2011, interest shall continue to accrue under the Notes at an Interest Rate of eight percent (8%) per annum.

If any Principal Reduction Payment is not made within three (3) days of the date such payment is due (each such date, a “Nonpayment Date”) then amongst other things: (a) such nonpayment shall immediately constitute an event of default; (b) the Company shall be required to pay to Purchasers a late payment fee equal to the greater of (I) $50,000, or (II) 10% of the aggregate amount of Principal Reduction Payments that (i) payment is past due and (ii) has not been paid as of such Nonpayment Date; (c) beginning on the fourth (4th) day after a Nonpayment Date, and for every incremental three (3) day period thereafter or any part thereof that any Principal Reduction Payments that (i) payment is past due and (ii) remains unpaid by the Company, the Company shall be required to pay to Purchasers a late payment fee equal to the greater of (I) $5,000 or (II) 1% of the aggregate amount of Principal Reduction Payments that (i) payment is past due and (ii) has not been paid as of the end of each such incremental three (3) day period.

In consideration of the further extension of the Extended Maturity Date and the further deferred payment of the Principal Reduction Payments (a) upon execution and delivery of the Extension, the Company shall issue to the Purchasers 50,000 shares of Common Stock (the “Extension Shares”) for no additional consideration, (b) on or before October 1, 2012 the Company shall pay to the Purchasers $400,000 as a non-refundable extension fee (the “Extension Fee”) subject to adjustment as provided in the Extension.  In addition as consideration for the Extension the Purchasers have waived any event of default by the Company under the Notes arising solely from the nonpayment of the principal amount of the Notes at the December 1, 2011 Maturity Date.

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(B)           On December 1, 2011, we also entered into a further modification agreement to the Consulting Agreement (“Modified Consulting Agreement”) signed by the Purchasers (as the “Consulting Firms”) on February 28, 2011 and modified on July 8, 2011. The Modified Consulting Agreement modifies amongst other things the Put Right under paragraph 3(a) of the Prior Agreement as follows: (a) The Company agreed to purchase from each of the Consulting Firms, severally and not jointly, and each Consulting Firm agreed to sell to the Company, severally and not jointly, the shares of the Company’s common stock identified in the Modified Consulting Agreement (the “Put Shares”) on the terms set forth below (the “Put Right”): (i) The price per share to be paid by the Company for the Put Shares shall be $5.3893 per share, net of any taxes and transfer fees; and (ii) The issuance and sale of the Put Shares shall be completed as follows: (A)  up to 79,788 shares for $430,000 on the earlier to occur of (1) December 10, 2011, or (2) such earlier date as the Notes are repaid in full by the Company (the earlier of such dates, the “First Put Date”); (B) up to 108,881 shares for $586,800 on the earlier to occur of (1) April 1, 2012,  or (2) such earlier date as the Notes are repaid in full by the Company (the earlier of such dates, the “Second Put Date”); and (C) up to 111,331 shares for $600,000 on the earlier to occur of (1) July 1, 2012,  or (2) such earlier date as the Notes are repaid in full by the Company (the earlier of such dates, the “Third Put Date”). (iii) If the purchase price for Put Shares is not paid to the Consulting Firms by the Company on the First Put Date or within three (3) days of the Second Put Date or the Third Put Date, respectively (each such date, a “Nonpayment Date”): (A) such nonpayment shall immediately constitute an event of default under the Notes;  (B) the Company shall be required to pay to Consulting Firms a late payment fee equal to the greater of (a) $50,000, or (b) 10% of the aggregate amount of the purchase price for the Put Shares that (i) payment is past due and (ii) has not been paid as of such Nonpayment Date; and (C) beginning on the fourth (4th) day after a Nonpayment Date, and for every incremental three (3) day period thereafter or any part thereof that any purchase price for Put Shares that (i) payment is past due and (ii) remains unpaid by the Company, the Company shall be required to pay to the Consulting Firms a late payment fee equal to the greater of (a) $5,000 or (b) 1% of the purchase price for the Put Shares that (i) payment is past due and (ii) has not been paid as of the first day of such incremental three (3) day period.

ITEM 9.01    EXHIBITS

Exhibit No.	Description

10.01	Fifth Loan Extension Agreement dated as of December 1, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

10.02	Further Amendment to Consulting Agreement dated as of December 1, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

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Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

December 6, 2011	By:	/s/ Marius Silvasan
Marius Silvasan,
Chief Executive Officer and Director

December 6, 2011		/s/ Cris Neely
Cris Neely,
Chief Financial Officer and Director

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